UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported) November 10, 2008

PHOTRONICS, INC.
(Exact name of registrant as specified in its charter)

Connecticut	0-15451	06-0854886
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

15 Secor Road, Brookfield, CT	06804
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code (203) 775-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Entry into Material Definitive Agreement

On November 10, 2008, Photronics, Inc. (“Photronics”) and Soo Hong Jeong extended for one additional year the Employment Agreement of Soo Hong Jeong, Chief Operating Officer, President – Asia Operations effective October 28, 2008 (October 28, 2008 – October 27, 2009). The Employment Agreement was originally entered into between Photronics and Mr. Jeong on August 24, 2001, and was subsequently amended on March 18, 2004, November 28, 2005, June 9, 2006, December 29, 2006 and November 6, 2007. The Extension Letter Agreement was executed by Photronics on November 10, 2008 and is attached as Exhibit 99.1.

On November 10, 2008, the Consulting Agreement between Mr. Constantine Macricostas and Photronics, Inc. dated July 11, 2005 was amended. Mr. Macricostas became an employee of Photronics on November 10, 2008. As an employee of Photronics, Mr. Macricostas will receive a base salary of $600,000.00 and received 300,000 options. Mr. Macricostas will also have use of a company car pursuant to company policy and will be eligible to participate in Photronics’ employee benefits. The Consulting Agreement is suspended for the period of time that Mr. Macricostas is an employee of Photronics; however, the term of the Consulting Agreement will be extended for the period of time that Mr. Macricostas is Interim Chief Executive Officer or is no longer an employee of Photronics.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits
99.1	Extension Letter Agreement to Employment Agreement of Mr. Soo Hong Jeong executed on November 10, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTRONICS, INC.
(Registrant)

DATE	November 17, 2008	BY	/s/ Richelle E. Burr
Richelle E. Burr
Vice President, Associate General Counsel

PHOTRONICS, INC.